SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549

                           __________________________________


                                        FORM 8-K

                                     CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES EXCHANGE ACT OF 1934



                                    MAY 26, 1998
                  Date of Report (Date of earliest event reported)



                             HEARST-ARGYLE TELEVISION, INC.
               (Exact Name of Registrant as Specified in its Charter)



        DELAWARE                                      000-27000                       74-271753
   (State of Organization)               (Commission File Number)           (IRS Employer Identification No.)
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                                 888 SEVENTH AVENUE
                              NEW YORK, NEW YORK 10106
           (Address of Registrant's Principal Executive Office) (Zip Code)


                                   (212) 649-2300
                (Registrant's telephone number, including area code)







Item 5. OTHER EVENTS.

      On May 25, 1998, Hearst-Argyle Television, Inc. (the "Company") announced its agreement to purchase the television and radio business operations of Pulitzer Publishing Company ("Pulitzer") in exchange for shares of the Company's Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), worth $1.15 billion, subject to certain closing adjustments. Pursuant to the Agreement and Plan of Merger dated as of May 25, 1998, attached hereto as Exhibit 10.1, by and among the Company, Pulitzer and Pulitzer Inc., Pulitzer will contribute all of its publishing assets and the net proceeds of $700 million of new debt into a new subsidiary (Pulitzer Inc.), and distribute shares of capital stock of Pulitzer Inc. to the current stockholders of Pulitzer. Pulitzer, with its remaining broadcast operations, will then be merged with and into the Company in exchange for $1.15 billion of the Company's Series A Common Stock and the assumption of $700 million of new debt. The number of shares to be delivered as merger consideration will be based on a 15-day weighted average price of Hearst-Argyle Series A Common Stock prior to closing, subject to a "collar" between $38.50 and $29.75. The transaction is expected to close by the end of 1998, subject to shareholder and regulatory approvals and certain other conditions.

      Holders representing 65% of the outstanding common stock of Pulitzer have entered into a Voting Agreement, agreeing to vote their shares in favor of the transaction. Additionally, a subsidiary of The Hearst Corporation, which owns approximately 78% of the outstanding common stock of Hearst-Argyle, has entered into a Voting Agreement agreeing to vote its Hearst-Argyle shares in favor of the transaction. Pulitzer has agreed to pay Hearst-Argyle a fee of $50 million in the event its shareholders do not approve the transaction or its Board of Directors terminates the merger agreement under certain circumstances.

      Concurrently with the transaction, the Company announced that its Board of Directors has authorized the Company to repurchase up to $300 million of its outstanding Series A Common Stock from time to time in the open market or in private transactions, subject to market conditions. In addition, The Hearst Corporation has notified the Company of its intention to purchase up to 10 million shares of the Company's Series A Common Stock from time to time in the open market, in private transactions or otherwise.

      A copy of the Company's press release announcing the transaction is attached hereto as Exhibit 99.1.


Item 7. FINANCIAL STATEMENTS, PRO FORMA Financial Information and Exhibits.

      FINANCIAL STATEMENTS.

            None.

      PRO FORMA FINANCIAL INFORMATION.

            None.

      EXHIBITS.

            10.1 Agreement and Plan of Merger, including certain exhibits thereto, dated as of May 26, 1998, by and among Pulitzer Publishing Company, Pulitzer Inc. and Hearst-Argyle Television, Inc.

            10.2 Pulitzer Voting Agreement, dated May 25, 1998, among Hearst-Argyle Television, Inc., and each of the stockholders of Pulitzer Publishing Company listed on
                        Schedule I thereto.

            10.3 Acquiror Voting Agreement, dated May 25, 1998, between Pulitzer Publishing Company and Hearst Broadcasting Company, Inc.

            10.4 Board Representation Agreement, dated as of May 25, 1998, by and among Hearst-Argyle Television, Inc., Hearst Broadcasting, Inc. and Emily Raugh Pulitzer, Michael E. Pulitzer and David E. Moore.

            99.1        Press Release, dated May 25, 1998.



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
                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HEARST-ARGYLE TELEVISION, INC.



                                    By: /S/ Dean H. Blythe
                                        ________________________________
                                          Dean H. Blythe
                                          Senior Vice President-
                                           Corporate Development, Secretary
                                           and General Counsel

Date:  May 26, 1998

                                    EXHIBIT INDEX

EXHIBIT NO.       EXHIBIT

10.1 Agreement and Plan of Merger, including certain exhibits thereto, dated as of May 25, 1998, by and among Pulitzer Publishing Company, Pulitzer Inc. and Hearst-Argyle Television, Inc.

10.2 Pulitzer Voting Agreement, dated May 25, 1998, among Hearst-Argyle Television, Inc., and each of the stockholders of Pulitzer Publishing Company listed on Schedule I thereto.

10.3 Acquiror Voting Agreement, dated May 25, 1998, between Pulitzer Publishing Company and Hearst Broadcasting Company, Inc.

10.4 Board Representation Agreement, dated as of May 25, 1998, by and among Hearst-Argyle Television, Inc., Hearst Broadcasting, Inc. and Emily Raugh Pulitzer, Michael E. Pulitzer and David E. Moore.

99.1              Press Release, dated May 25, 1998.


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